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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our report dated January 21, 2000 on the 1999 consolidated financial statements of Western Holdings Bancorp and subsidiary included in the Form S-4, Registration No. 333-40384, of Heritage Commerce Corp. It should be noted that we have not audited any financial statements of Western Holdings Bancorp subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.


                                          /s/  ARTHUR ANDERSEN LLP


San Francisco, California,
  October 11, 2000